EXHIBIT 32

Section 906 Certification

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Leslie H. Wexner, the Chairman and Chief Executive Officer, and V. Ann Hailey, the Executive Vice President and Chief Financial Officer, of Limited Brands, Inc., each certifies that, to the best of his or her knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Limited Brands, Inc.

/s/ Leslie H. Wexner
Leslie H. Wexner
Chairman and Chief Executive Officer

/s/ V. Ann Hailey
V. Ann Hailey
Executive Vice President and Chief
Financial Officer

Date: September 9, 2004